As filed with the Securities and Exchange Commission on November 15, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UTSTARCOM HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	98-1007606
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Level 6, 28 Hennessy Road, Admiralty,

Hong Kong

(Address of Principal Executive Offices) (Zip code)

UTStarcom Holdings Corp.

2006 Equity Incentive Plan (as amended)

(Full title of the plan)

Cogency Global Inc.

10 East 40th Street, 10th Floor, New York, NY 10016

(Name and address of agent for service)

(800) 221-0102

(Telephone number, including area code, of agent for service)

Copies to:

Tenling Ti Chief Executive Officer UTStarcom Holdings Corp. Level 6, 28 Hennessy Road, Admiralty, Hong Kong (852) 3951 9757	David T. Zhang Steve Lin Kirkland & Ellis International LLP c/o 26th Floor, Gloucester Tower The Landmark, 15 Queen’s Road Central Hong Kong (852) 3761-3318

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Ordinary shares, par value US$0.00375 per share	77,789(1)	$2.12(1)	$164,912.68(1)	$19.99
Ordinary shares, par value US$0.00375 per share	185,266(1)	$2.24(1)	$414,995.84(1)	$50.30
Ordinary shares, par value US$0.00375 per share	50,164(1)	$1.84(1)	$92,301.76(1)	$11.19
Ordinary shares, par value US$0.00375 per share	28,315(1)	$2.34(1)	$66,257.1(1)	$8.03
Ordinary shares, par value US$0.00375 per share	213,603(1)	$4.56(1)	$974,029.68(1)	$118.05
Ordinary shares, par value US$0.00375 per share	491,378(1)	$3.775(1)	$1,854,951.95(1)	$224.82
Ordinary shares, par value US$0.00375 per share	453,485	$3.48(2)	$1,578,127.8(2)	$191.27
Total	1,500,000(3)	-	$5,145,576.81	$623.64

(1)

These shares are issuable upon exercise of outstanding options granted under the UTStarcom Holdings Corp. 2006 Equity Incentive Plan (as amended) (the “Plan”), and the proposed maximum offering price per share represents the exercise price of the respective options.

(2)

Estimated solely for the purposes of calculating the registration fee under Rule 457(h) and (c) under the Securities Act, and is based on US$3.48 per share, the average of the high and low prices of ordinary shares, par value US$0.00375 per share, of the registrant (the “Ordinary Shares”), as reported on the NASDAQ Stock Market LLC on November 12, 2018, for the additional Ordinary Shares issuable under the Plan.

(3)

Represents 1,500,000 Ordinary Shares issuable pursuant to awards (including the exercise of any options granted) under the Plan. In addition, pursuant to Rule  416 of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement will also cover any additional Ordinary Shares which become issuable under the Plan by reason of any share dividend, share split, recapitalization or similar transaction effected.

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, the Company is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register an additional 1,500,000 Ordinary Shares for issuance under the UTStarcom Holdings Corp. (the “Registrant”) 2006 Equity Incentive Plan (as amended). This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statements on Form S-8 filed with the Commission on August 11, 2006 (File No. 333-136551) and on August 31, 2009 (File No. 333-161639), as amended.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents filed by the Registrant with the Commission are incorporated by reference herein:

(a)The Registrant’s annual report on Form 20-F (File No. 001-35216) for the fiscal year ended December 31, 2017 filed with the Commission on April 16, 2018;

(b)All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

(c)The description of the Registrant’s Ordinary Shares as set forth in the Registrant’s Registration Statement on Form 8-A, filed with the Commission on February 23, 2000, as amended.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 8.	Exhibits

See Exhibit Index.

UTSTARCOM HOLDINGS CORP.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1	UTStarcom Holdings Corp. 2006 Equity Incentive Plan (as amended)

5.1	Opinion of Maples and Calder

23.1	Consent of Grant Thornton

23.2	Consent of Maples and Calder (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page hereto)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, China, on November 15, 2018.

UTSTARCOM HOLDINGS CORP.

By:	/s/ Tenling Ti
Name: Tenling Ti
Title: Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints Tenling Ti and Eric Lam, with full power to act alone, as his or her true and lawful attorney-in-fact, with the power of substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Himanshu H. Shah	Chairman, Director	November 15, 2018
Himanshu H. Shah

/s/ Tenling Ti	Chief Executive Officer, Director (principal executive officer)	November 15, 2018
Tenling Ti

/s/ Eric Lam	Vice President of Finance	November 15, 2018
Eric Lam	(principal financial and accounting officer)

/s/ Wendong Zhang	Independent Director	November 15, 2018
Wendong Zhang

/s/ Sean Shao	Independent Director	November 15, 2018
Sean Shao

/s/ Hong Liang Lu	Independent Director	November 15, 2018
Hong Liang Lu

/s/ Shek Yuen Ting	Authorized Representative in the United States	November 15, 2018
Name: Shek Yuen Ting
Title: Assistant Secretary Cogency Global Inc.